Exhibit 99

     TRANSGENOMIC REGAINS COMPLIANCE WITH NASDAQ CONTINUED LISTING STANDARD

    OMAHA, Neb., Sept. 19 /PRNewswire-FirstCall/ -- Transgenomic Inc. (Nasdaq: TBIO) announced today that it received notification from The NASDAQ Stock Market that the company has regained compliance with the $1.00 minimum bid price requirement for continued listing on NASDAQ's National Market.

    Collin D'Silva, CEO, believes that recent realigning of the business resulted in improved performance that was essential to regaining compliance with the NASDAQ continued listing standard. "We've placed a renewed focus on our BioSystems business, which in our view offers the best mix of current and future opportunities going forward," said D'Silva. "This strategic change is reflected in the improved financial results in the first two quarters of 2005 for Transgenomic, including our historic best quarterly operating performance in the second quarter." D'Silva concluded, "With accelerated growth in revenue in the second half of the year, we should be in position to further improve our financial performance in the last two quarters of this year and going forward."

    Last March NASDAQ notified the company that its stock had not maintained the minimum closing bid price of $1.00 as required by Marketplace Rule 4450(a)(5) and that its common stock was subject to delisting from the NASDAQ National Market. NASDAQ gave the company until September 27 to regain compliance with the minimum bid price listing standard. In its notification that the company has regained compliance, NASDAQ indicated that the company's stock demonstrated an ability to maintain long-term compliance with this listing standard by closing at or above $1.00 for 10 consecutive business days. The company's security is no longer subject to the previously announced notification of delisting.

    About Transgenomic

    Transgenomic provides versatile and innovative research tools and related consumable products. Transgenomic's BioSystems segment offers its WAVE Systems and associated consumables. These systems are specifically designed for use in genetic variation detection and single- and double-strand DNA/RNA analysis and purification. These systems have broad applicability to genetic research and molecular diagnostics. To date there have been approximately one thousand systems installed in over 30 countries around the world. In addition, the BioSystems segment offers WAVE-based biomarker discovery and validation services in support of translational research, pre-clinical and clinical studies. Through its Nucleic Acids business segment, Transgenomic provides specialty chemicals, including advanced nucleic acid building blocks and associated reagents used in the manufacture of synthetic oligonucleotides. For more information about the innovative genomics research tools developed and marketed by Transgenomic, please visit the company's Web site at www.transgenomic.com.

    Forward-Looking Statement

    Certain statements in this press release constitute "forward-looking statements" of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to management's current views and estimates of future economic circumstances, industry conditions, company performance and financial results, including the ability to achieve improved financial performance and neutral to positive operating cash flow by year end. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic's reports to the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

SOURCE  Transgenomic Inc.
    -0-                             09/19/2005
    /CONTACT:  Investors, Paul G. Henning of Cameron Associates,
+1-212-554-5462, phenning@cameronassoc.com, for Transgenomic Inc.; or Robert J. Pogulis, Ph.D. of Transgenomic Inc., +1-845-782-9617, rpogulis@transgenomic.com/
    /Web site:  http://www.transgenomic.com /